Plumas Bancorp Announces Stock Repurchase Plan

QUINCY, California, January 22, 2007 – Plumas Bancorp, (NASDAQ: PLBC), a bank holding company and the parent company of Plumas Bank, today announced that the Board of Directors has authorized a common stock repurchase plan. The plan calls for the repurchase of up to 250,000 shares, or approximately 5%, of the Company’s current 5,023,205 shares outstanding.

Douglas N. Biddle, president and chief executive officer, stated, “This stock buyback plan reflects our commitment to maximize shareholder value and reflects our confidence in the future of the Company.”

Biddle continued, commenting on the Company’s recent expansion into Northern Nevada, “We are very excited about the opening of our commercial real estate loan office in Reno, Nevada. We believe that this marketplace will provide us with excellent growth opportunities in 2007 and beyond.”

The Company recently announced its 18th consecutive year of earnings growth with record earnings of $5,202,000 for 2006, up 15% from the $4,528,000 earned during 2005. Basic earnings per share increased 13% to $1.04 for 2006 as compared to $0.92 earned during 2005. Diluted earnings per share increased to $1.02 for 2006 from $0.89 in 2005, an increase of almost 15%.

The repurchases will be made from time to time by the Company in the open market or privately negotiated transactions as conditions allow. All such transactions will be structured to comply with Securities and Exchange Commission Rule 10b-18 and all shares repurchased under this plan will be retired. The number, price and timing of the repurchases shall be at the Company’s sole discretion and the plan may be re-evaluated depending on market conditions, liquidity needs or other factors. The Board of Directors, based on such re-evaluations, may suspend, terminate, modify or cancel the plan at any time without notice.

Plumas Bank, based in Northeastern California, is a locally owned and managed full service community bank. The Bank operates twelve offices throughout Plumas, Lassen, Sierra, Placer, Nevada, Modoc and Shasta counties in California and a commercial lending office located in Reno, Nevada. The Bank offers a full range of personal and commercial banking services including checking, savings and depository accounts, commercial, installment, agriculture and mortgage loans, as well as other investment and insurance services to individuals, businesses, institutions and governmental agencies. Visit the Company’s website: www.plumasbank.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Plumas Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, discussions about risks and uncertainties are set forth from time to time in the Company’s publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.